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                                                                     EXHIBIT 5.1





                                                   October 27, 1994



Board of Directors
Telxon Corporation
3330 West Market Street
Akron, Ohio  44333

                    Re:  Registration Statement on Form S-3

Gentlemen:

    Telxon Corporation, a Delaware corporation, (the "Company") has today transmitted for filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") relating to Fifty-Six Thousand Sixty-Seven (56,067) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

    The 56,067 shares of Common Stock were issued on February 2, 1993 to certain shareholders (the "Selling Stockholders") of Teletransaction Corp., an Ohio corporation, ("Teletransaction") pursuant to the terms of a Plan and Agreement of Merger dated as of January 8, 1993, among the Company, WSACO, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Teletransaction (the "Agreement").

    We have prepared the Registration Statement on behalf of the Company in our capacity as general counsel to the Company and have reviewed such documents and have made such inquiries of officers and directors of the Company and other persons as we have deemed necessary to enable us to express the opinion set forth herein.

    Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The 56,067 shares of Common Stock of the Company issued to the Selling Stockholders pursuant to the terms of the Agreement and covered by the Registration Statement have been validly issued and are fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing in the Prospectus, or any amendment or supplement thereto, under the caption "Legal


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Board of Directors
Telxon Corporation
October 27, 1994
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Matters".  We also consent to the submission of copies of this opinion to any state securities commission or authority which may request it.

                                                   Very truly yours,




                                                   GOODMAN WEISS MILLER FREEDMAN